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                                                                     EXHIBIT 4.1


                               CERTIFICATE OF TRUST OF
                                 NCBE CAPITAL TRUST I

     This Certificate of Trust of the NCBE CAPITAL TRUST I (the "Trust"), dated February 12, 1998, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, and MICHAEL F. ELLIOTT, ROBERT A. KEIL and STEPHEN C. BYELICK, JR., each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C.(S) 3801 et seq.)

     1. NAME. The name of the business trust formed hereby is NCBE Capital Trust I.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, Attn: Corporate Trust Administration.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing of this Certificate of Trust with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, each of the undersigned, being a trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                      WILMINGTON TRUST COMPANY, not in
                      its individual capacity, but solely as trustee

                      By:     /s/  Patricia A. Evans
                              -------------------------------------------

                      Name:   Patricia A. Evans
                              -------------------------------------------

                      Title:  Financial Services Officer
                              -------------------------------------------

                      /s/   Michael F. Elliott
                      ---------------------------------------------------
                      Michael F. Elliott, not in his individual capacity, but solely as trustee

                      /s/   Robert A. Keil
                      ---------------------------------------------------
                      Robert A. Keil, not in his individual capacity,
                      but solely as trustee

                      /s/  Stephen C. Byelick, Jr.
                      ---------------------------------------------------
                      Stephen C. Byelick, Jr., not in his individual capacity, but solely as trustee